NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION.
THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION FOR THE PURPOSES OF THE MARKET ABUSE REGULATION (EU) NO. 596/2014. UPON THE PUBLICATION OF THIS ANNOUNCEMENT, THIS INSIDE INFORMATION WILL BE CONSIDERED TO BE IN THE PUBLIC DOMAIN.

FOR IMMEDIATE RELEASE
2 November 2020
RECOMMENDED CASH OFFER
for
LIDCO GROUP PLC (“LIDCO”)
by
MASIMO LHC LIMITED (“MASIMO”)
(a newly incorporated company indirectly and wholly owned by Masimo Corporation)

Summary

•    The Boards of LiDCO and Masimo are pleased to announce that they have eached agreement on the terms of a recommended cash offer to be made by Masimo for the entire issued and to be issued share capital of LiDCO.
•     Masimo is a private company established by Masimo Corporation as an indirect, wholly owned subsidiary specifically for the purpose of making the Offer. Masimo Corporation (NASDAQ: MASI), is a global medical technology company that develops, manufactures, distributes, and licenses innovative patient monitoring technologies, medical devices, and a wide array of sensors. Over the past three decades, Masimo Corporation has established a track record and reputation for developing innovative technologies that improve patient outcomes and today it has a market capitalisation of approximately $12 billion.
•    LiDCO develops, manufactures and sells advanced hemodynamic monitoring devices primarily for critical care and high risk surgical patients. LiDCO’s primary markets are the United Kingdom, the US and certain markets in continental Europe, China and Japan. LiDCO’s equipment measures crucial physiological parameters such as cardiac output, stroke volume and systematic vascular resistance, monitoring the amount of blood flowing around the body, the requirement for intravenous fluids, and vasoactive support to help ensure that the body’s tissues and organs are adequately oxygenated. In addition, LiDCO distributes a number of complementary thirdparty products.
•    Under the terms of the Offer, which is subject to the Conditions and further terms set out in Appendix I of this Announcement, and to the full terms and conditions to be set out in the Offer Document, LiDCO Shareholders will be entitled to receive:
for each LiDCO Share: 12 pence in cash
•     The Offer values the total issued share capital of LiDCO at approximately £31.1 million on a fully diluted basis.
•    The Offer Price of 12 pence per LiDCO Share represents a premium of approximately:

− 77.8 percent to the Closing Price per LiDCO Share of 6.75 pence on 30 October 2020 (being the last Business Day prior to the commencement of the Offer Period); and
− 87.0 percent to the average Closing Price per LiDCO Share of 6.42 pence in the twelve months to 30 October 2020 (being the last Business Day prior to the commencement of the Offer Period).
•    The LiDCO Directors, who have been so advised by Smith Square Partners as to the financial terms of the Offer, consider the terms of the Offer to be fair and reasonable. In providing its advice to the LiDCO Directors, Smith Square Partners has taken into account the commercial assessments of the LiDCO Directors. Smith Square Partners is providing independent financial advice to the LiDCO Directors for the purposes of Rule 3 of the Code.
•    Accordingly, the LiDCO Directors are unanimously recommending that LiDCO Shareholders accept the Offer, as they, other than James Wetrich, have irrevocably undertaken so to do (or procure to be done) in respect of their own beneficial shareholdings (or the shareholdings they control), such holdings amounting to 3,960,830 LiDCO Shares representing approximately 1.6 percent of LiDCO’s issued share capital. James Wetrich is both a resident in, and citizen of, the United States (a Restricted Jurisdiction) and as such he is not permitted to participate in the Offer in respect of his own beneficial shareholding of 19,900 LiDCO Shares representing approximately 0.01 percent of LiDCO’s issued share capital and has therefore not been able to provide an irrevocable undertaking.
•    Including the irrevocable undertakings received from the LiDCO Directors, Masimo has received irrevocable undertakings to accept the Offer in respect of a total of 92,062,341 LiDCO Shares representing approximately 37.7 percent of LiDCO’s issued share capital. Further details of irrevocable undertakings are set out in paragraph 4 below and in Appendix II.
•    Masimo Corporation is a global leader in developing and commercialising patient monitors that improve clinical outcomes and reduce the cost of patient care. It believes that LiDCO’s continuous cardiac output (“CCO”) technology will complement its existing technologies. LiDCO competes with much larger global companies that hold significant shares of the advanced hemodynamic monitoring market, and hospital decisions concerning advanced technologies such as CCO are increasingly based upon factors other than performance and cost, such as an interest in integrated solutions which offer a range of innovative measurements in one device to facilitate more informed decision making. Masimo Corporation is a leading developer of many such innovative measurements and it also has an established global distribution capability. Consequently, both LiDCO and Masimo Corporation believe that the prospects for and speed of adoption of LiDCO’s technology, particularly in the important US market, will be materially enhanced by it becoming part of Masimo Corporation.
•     The Offer is being effected by means of a contractual takeover offer pursuant to Part 28 of the Companies Act although Masimo reserves the right to elect to implement the Offer by way of a Scheme of Arrangement, as an alternative to the Offer.
•     The Offer is conditional upon, amongst other things, Masimo receiving valid acceptances (which have not been withdrawn) in respect of LiDCO Shares which will result in Masimo holding LiDCO shares carrying, in aggregate, not less than 90 percent (or such lower percentage as Masimo may, subject to the Code, decide) in nominal value of the LiDCO Shares to which the Offer relates.
•     Masimo intends, upon the Offer becoming or being declared unconditional in all respects, and subject to Masimo then controlling not less than 75 percent of the voting rights of LiDCO, to take the necessary actions to cancel the admission to trading of LiDCO Shares on AIM and re-register LiDCO as a private limited company.

•    The Offer triggers a right for the LiDCO Option Holders to exercise certain options granted under the Share Option Schemes, which have not yet vested, to acquire LiDCO Shares. The extent to which such unvested options are exercisable is subject to the rules of the Share Option Schemes, which allow for accelerated vesting in a change of control situation, and the degree to which the target share price conditions established by the remuneration committee of LiDCO have been met. Appropriate proposals under Rule 15 of the Code will made in due course to LiDCO Option Holders. Options granted under the Share Option Schemes which have already vested shall remain exercisable in accordance with their terms.
Commenting on the Offer, Peter Grant, Chairman of LiDCO, said:
“The LiDCO Board continues to believe that implementation of LiDCO’s existing strategy as an independent company has the potential to generate significant value for LiDCO Shareholders in the long-term. However, the Board also recognises the challenges faced by LiDCO as a relatively small business competing against significantly larger players. The Offer of 12 pence per LiDCO Share provides certainty to the LiDCO Shareholders enabling them to realise, in cash in the near term, the entire value of their holdings at a significant premium to the price at which LiDCO Shares have traded in the market over the past few years.”
Commenting on the Offer, Joe Kiani, Chief Executive Officer and Chairman of Masimo Corporation, said:
“Masimo shares LiDCO’s commitment to providing innovative, best-in-class monitoring solutions to support evidence-based clinical decisions to enhance patient safety and outcomes. I believe the complementary strategic fit between our respective technologies and businesses will enhance the prospects for LiDCO’s customers as part of Masimo Corporation’s global operations.”
This summary should be read in conjunction with the full text of the following Announcement, including the Appendices. The Offer will be subject to the Conditions and further terms set out in Appendix I to this Announcement and to the full terms and conditions that will be set out in the Offer Document and, in respect of LiDCO Shares held in certificated form, the Form of Acceptance.
It is intended that the Offer Document and the Form of Acceptance containing further details of the Offer will be despatched to LiDCO Shareholders (other than to persons in a Restricted Jurisdiction) as soon as practicable and, in any event, not later than 28 days after the date of this Announcement (unless agreed otherwise with the Panel).
Appendix II sets out details of irrevocable undertakings which have been received by Masimo. Appendix III sets out the sources and bases of certain financial and other information contained in this Announcement. Appendix IV contains the definitions of certain terms used in this Announcement

Enquiries:
Masimo	Tel: +1 949 297 7366
Rick Fishel (Director)

LiDCO	Tel: +44 20 7749 1500
Peter Grant (Non-Executive Chairman)
Matt Sassone (Chief Executive Officer)
Tim Hall (Chief Financial Officer)

Cattaneo – Financial Adviser to Masimo and Masimo Corporation
Charles Cattaneo	Tel: +44 121 274 2296
Martyn Pilley	Tel: +44 121 274 2297

Smith Square Partners – Financial Adviser to LiDCO	Tel: +44 20 3696 7260
John Craven
Matt Alexander

N+1 Singer – Nominated Adviser and Broker to LiDCO	Tel: +44 20 7496 3600
Aubrey Powell
George Tzimas
Important notice
Cattaneo Corporate Finance Solutions Limited is acting exclusively as financial adviser to Masimo Corporation and Masimo and no one else in connection with the Offer and will not be responsible to any other person other than Masimo Corporation and Masimo for providing the protections afforded to clients of Cattaneo or for providing advice in relation to the Offer or any matter referred to in this Announcement. Neither Cattaneo nor any of its affiliates owes or accepts any duty, liability, responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Cattaneo in connection with the Offer and other matters set out in this Announcement, any statement contained herein or otherwise.
Smith Square Partners LLP, which is authorised and regulated by the FCA in the United Kingdom, is acting exclusively for LiDCO and no one else in connection with the Offer and will not be responsible to anyone other than LiDCO for providing the protections afforded to clients of Smith Square Partners or for providing advice in connection with the Offer or any matter referred to in this Announcement. Neither Smith Square Partners nor any of its affiliates owes or accepts any duty, liability, responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Smith Square Partners in connection with the Offer and other matters set out in this Announcement, any statement contained herein or otherwise.

Nplus1 Singer Advisory LLP (“N+1 Singer”), which is authorised and regulated by the FCA in the United Kingdom, is acting exclusively for LiDCO in the capacity of nominated adviser and broker and for no one else in connection with the Offer and will not be responsible to anyone other than LiDCO for providing the protections afforded to clients of N+1 Singer or for providing advice in connection with the Offer or any matter referred to in this Announcement. Neither N+1 Singer nor any of its affiliates owes or accepts any duty, liability, responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of N+1 Singer in connection with the Offer and other matters set out in this Announcement, any statement contained herein or otherwise.
Further information
THIS ANNOUNCEMENT IS MADE PURSUANT TO RULE 2.7 OF THE CODE AND IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO, AND DOES NOT, CONSTITUTE OR FORM ANY PART OF, AN OFFER TO SELL OR AN INVITATION TO SUBSCRIBE FOR OR PURCHASE ANY SECURITIES OR THE SOLICITATION OF ANY VOTE OR APPROVAL IN ANY JURISDICTION PURSUANT TO THE OFFER OR OTHERWISE, NOR SHALL THERE BE ANY SALE, ISSUANCE OR TRANSFER OF THE SECURITIES REFERRED TO IN THIS ANNOUNCEMENT IN ANY JURISDICTION IN CONTRAVENTION OF APPLICABLE LAW.
The Offer will be subject to the Conditions and to the further terms and conditions to be set out in the Offer Document. The Offer is being made solely through the Offer Document (or any other document by which the Offer is made), which will contain the full terms and conditions of the Offer, including details of how to accept the Offer. Any acceptance in relation to the Offer should be made only on the basis of the information contained in the Offer Document. LiDCO Shareholders are advised to read the Offer Document carefully, once it has been despatched.
This Announcement does not constitute a prospectus or prospectus equivalent document.
If you are in any doubt about the contents of this Announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser duly authorised under the Financial Services and Markets Act 2000 (as amended) if you are resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser.
Overseas jurisdictions
The availability of the Offer to persons who are not resident in the United Kingdom, and the release, publication and distribution of this Announcement in jurisdictions other than the United Kingdom, may be restricted by the laws of those other jurisdictions.
Persons who are not resident in the United Kingdom into whose possession this Announcement comes should inform themselves about and observe any applicable legal or regulatory requirements of their relevant jurisdiction. Failure to comply with any such restrictions may constitute a violation of the securities laws of any such jurisdiction. In particular, the ability of persons who are not resident in the United Kingdom to participate in the Offer may be affected by the laws of the relevant jurisdiction in which they are located.
Any person (including custodians, nominees and trustees) who would, or otherwise intend to, or may have a legal or contractual obligation to, forward this Announcement and/or any related document to any jurisdiction outside the United Kingdom, should inform themselves of, and observe any applicable legal or regulatory requirements of any relevant jurisdiction. If you are in any doubt about your position, you should consult with your legal adviser in the relevant jurisdiction without delay.

This Announcement has been prepared for the purposes of complying with English law, the Code and the AIM Rules and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws and regulations of jurisdictions outside the United Kingdom.
The Offer will be implemented in accordance with applicable English law and will be subject to the applicable requirements of the Code, the Disclosure Guidance and Transparency Rules of the FCA, the Panel and the rules of the London Stock Exchange (including the AIM Rules).

Unless otherwise determined by Masimo or required by the Code, and permitted by applicable law and regulation, the Offer is not being and will not be made, directly or indirectly, in, into or from, and will not be capable of acceptance from or within, the United States or any other Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction.
Accordingly, copies of this Announcement, the Offer Document, the Form of Acceptance and all other accompanying documents relating to the Offer are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from the United States or any other Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in, into or from any Restricted Jurisdiction where to do so would violate the laws in such jurisdictions. All persons receiving this Announcement, the Offer Document, the Form of Acceptance and all other accompanying documents (including, without limitation, custodians, nominees and trustees) should observe these restrictions and any applicable legal or regulatory requirements of their jurisdiction and must not mail or otherwise forward, send, distribute or send them in, into or from any such jurisdictions. To the fullest extent permitted by applicable law, the companies and persons involved in the Offer disclaim any responsibility or liability for the violation of such restrictions by any person.
This document does not constitute an offer of securities for sale in the United States. Neither the SEC nor any US state securities commission has approved or disapproved the Offer, or passed comment upon the adequacy or completeness of this document or the Offer Document. Any representation to the contrary is a criminal offence in the United States.
Further details in relation to Overseas Shareholders will be contained in the Offer Document.
Cautionary note regarding forward-looking statements
This Announcement (including information incorporated by reference in this Announcement), oral statements made regarding the Offer and other information published by Masimo and/or LiDCO contain statements that are or may be forward-looking statements. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the respective management of Masimo and LiDCO about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Actual results may differ materially from those expressed in the forward-looking statements depending on a number of factors, including the satisfaction of the Conditions, future market conditions, the behaviour of other market participants, an adverse change in the economic climate, and the extent to which LiDCO’s business is successfully integrated within Masimo, among others. Many of these risks and uncertainties relate to factors that are beyond the relevant company’s ability to control or estimate precisely, such as future market conditions and the behaviours of other market participants and, therefore, undue reliance should not be placed on such statements.
The forward-looking statements contained in this Announcement include statements relating to the expected effects of the Offer on Masimo and LiDCO, the expected timing and scope of the Offer and other statements other than historical facts. All statements other than statements of historical facts included in this Announcement may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets”, “plans”, “believes”, “expects”, “aims”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “estimates”, “synergy”, “cost-saving”, “projects”, “goal”, “strategy”, “budget”, “forecast” or “might” or, words or terms of similar substance or the negative thereof, are forward-looking statements. Forward-looking statements include statements relating to the following: (i) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, dividend policy, losses and future prospects; (ii) business and management strategies and the expansion and growth of Masimo’s or LiDCO’s operations and potential synergies resulting from the Offer; and (iii) the effects of government regulation on Masimo’s or LiDCO’s business. These statements are based on assumptions and assessments made by the Masimo Directors, Masimo Corporation Directors and/or the LiDCO Directors (as applicable) in light of their experience and perception of historical trends, current conditions, future developments and other factors they believe appropriate.
Forward-looking statements are not guarantees of future performance. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. Many factors could cause actual results to differ materially from those projected or implied in any forward-looking statements. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this Announcement. Neither Masimo, Masimo Corporation nor LiDCO undertakes any obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except to the extent required by applicable law, the Panel or the Code.
There are several factors which could cause actual results to differ materially from those expressed orimplied in forward-looking statements. Among the factors that could cause actual results to differ materially from those described in the forward-looking statements are changes in the global, political,economic, business and competitive environments, market and regulatory forces, future exchange and interest rates, changes in tax rates, and future business combinations or dispositions.
No member of the Masimo Group or the LiDCO Group nor any of their respective associates, directors,officers, employees or advisers, provides any representation, assurance or guarantee that theoccurrence of the events expressed or implied in any forward-looking statements in this Announcement will actually occur.
Except as expressly provided in this Announcement, no forward-looking or other statements have been reviewed by the auditors of the Masimo Group or the LiDCO Group. All subsequent oral or written forward-looking statements attributable to any member of the Masimo Group or the LiDCO Group, or any of their respective associates, directors, officers, employees or advisers, are expressly qualified in their entirety by the cautionary statement above.
No profit forecasts, quantified financial benefit statements or estimates
No statement in this Announcement is intended, or is to be construed, as a profit forecast, projection, profit estimate or quantified financial benefit statement for any period. No statement in this Announcement should be interpreted to mean that earnings per LiDCO Share for the current or future financial years would necessarily match or exceed the historical published earnings per LiDCO Share.
Dealing and Opening Position Disclosure requirements of the Code
Under Rule 8.3(a) of the Code, any person who is interested in one percent or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th Business Day following the commencement of the Offer Period and, if appropriate, by no later than 3.30 pm (London time) on the 10th Business Day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.
Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in one percent or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the Business Day following the date of the relevant dealing.
If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.
Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).
Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveil lance Unit on +44 20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.
Publication of this Announcement
A copy of this Announcement (and any information incorporated by reference in it) will be available free of charge, subject to any applicable restrictions relating to persons resident in Restricted Jurisdictions, on Masimo’s website at www.masimo.com/offerdocuments and LiDCO’s website at www.lidcodocuments.com by no later than 12 noon on 2 November 2020. For the avoidance of doubt,the contents of these websites are not incorporated into and do not form part of this Announcement unless otherwise stated herein. You may request a hard copy of this Announcement, and all future documents, announcements and information in relation to the Offer, by writing to Neville Registrars Limited, Neville House, Steelpark Road, Halesowen, West Midlands B62 8HD or by calling, between 9.00 am and 5.00 pm on Monday to Friday (except UK bank holidays) on 0121 585 1131 (from the UK) or +44 121 585 1131 (if calling from outside the UK). Unless such a request is made, and save as otherwise required by Rule 2.11 of the Code, a hard copy of this Announcement (and any information incorporated by reference in it) will not be sent to any person.
Neither the content of any website referred to in this Announcement nor the content of any website accessible from hyperlinks on such website is incorporated into, or forms part of, this Announcement.
Rule 2.9 information
In accordance with Rule 2.9 of the Code, LiDCO confirms that, as of the date of this Announcement, it has 244,174,908 ordinary shares of 0.5 pence each in issue. LiDCO Shares are currently traded on AIM and LiDCO’s International Securities Identification Number (ISIN) is GB0030546849.

Information relating to LiDCO Shareholders
Please be aware that addresses, electronic addresses and certain other information provided by LiDCO Shareholders, persons with information rights and other relevant persons for the receipt of communications from LiDCO may be provided to Masimo during the Offer Period as required under Section 4 of Appendix 4 of the Code to comply with Rule 2.11(c) of the Code.

Rounding
Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly andfigures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.
Time
All times shown in this Announcement are London times, unless otherwise stated.

Not for release, publication or distribution, in whole or in part, directly or indirectly, in, into or from any jurisdiction where to do so would constitute a violation of the relevant laws or regulations of such jurisdiction.
FOR IMMEDIATE RELEASE
2 November 2020
RECOMMENDED CASH OFFER
for
LIDCO GROUP PLC (“LIDCO”)
by
MASIMO LHC LIMITED (“MASIMO”)
(a newly incorporated company indirectly and wholly owned by Masimo Corporation)
1. Introduction
The LiDCO Directors and the Masimo Directors are pleased to announce that they have reached agreement on the terms of a recommended cash offer to be made by Masimo for the entire issued and to be issued share capital of LiDCO.
2. Summary of the terms of the Offer
Under the terms of the Offer, which will be subject to the Conditions and further terms set out in Appendix I of this Announcement, and to the full terms and conditions to be set out in the Offer Document, LiDCO Shareholders will be entitled to receive:
for each LiDCO Share: 12 pence in cash
The Offer values the total issued share capital of LiDCO at approximately £31.1 million on a fully diluted basis and the Offer Price represents a premium of approximately:
• 77.8 percent to the Closing Price per LiDCO Share of 6.75 pence on 30 October 2020 (being the last Business Day prior to the commencement of the Offer Period); and
• 87.0 percent to the average Closing Price per LiDCO Share of 6.42 pence in the twelve months to 30 October 2020 (being the last Business Day prior to the commencement of the Offer Period).
The value of the total issued share capital represented by the Offer equates to an enterprise value of approximately £27.6 million or 2.7 times LiDCO’s revenue for the twelve months ended 31 July 2020 and approximately 3.7 times LiDCO’s revenue for the last full financial year ended 31 January 2020. The bases of calculation of these metrics are detailed in Appendix III of this document.
The Offer is being effected by means of a contractual takeover offer pursuant to Part 28 of the Companies Act. Masimo reserves the right to elect, with the consent of the Panel, to implement the Offer by way of a Scheme of Arrangement, as an alternative to the Offer. In such event, the Offer will be implemented on the same terms or, if Masimo so decides, on such other terms being no less favourable, so far as applicable, as those which would apply to the Offer, subject in each case to appropriate amendments to reflect the change in method of effecting the Offer.
The LiDCO Shares will be acquired by Masimo fully paid, or credited as fully paid, and free from all liens, equities, charges, equitable interests, encumbrances, rights of pre-emptions and other third party rights and/or interests of any nature whatsoever and together with all rights attaching to them, on or after the Announcement Date, including the right to receive and to retain all dividends, interest and other distributions declared, paid or made on or after the Announcement Date.
The Offer is conditional upon, amongst other things, Masimo receiving valid acceptances (which have not been withdrawn) in respect of LiDCO Shares which, together with any LiDCO Shares acquired, or agreed to be acquired, by Masimo before or during the Offer Period (whether pursuant to the Offer or otherwise) will result in Masimo holding LiDCO Shares carrying, in aggregate, not less than 90 percent (or such lower percentage as Masimo may, subject to the Code, decide) in nominal value of the LiDCO Shares to which the Offer relates.
3. Recommendation of the LiDCO Directors
The LiDCO Directors, who have been so advised by Smith Square Partners as to the financial terms of the Offer, consider the terms of the Offer to be fair and reasonable. In providing its advice to the LiDCO Directors, Smith Square Partners has taken into account the commercial assessments of the LiDCO Directors. Smith Square Partners is providing independent financial advice to the LiDCO Directors for the purposes of Rule 3 of the Code. Accordingly, the LiDCO Directors are unanimously recommending that LiDCO Shareholders accept the Offer, as they, other than James Wetrich, have irrevocably undertaken so to do (or procure to be done) in respect of their own beneficial shareholdings (or the shareholdings they control), such holdings amounting to 3,960,830 LiDCO Shares representing approximately 1.6 percent of LiDCO’s issued share capital. James Wetrich is both a resident in, and citizen of, the United States (a Restricted Jurisdiction) and as such he is not permitted to participate in the Offer in respect of his own beneficial shareholding of 19,900 LiDCO Shares representing approximately 0.01 percent of LiDCO’s issued share capital and has therefore not been able to provide an irrevocable undertaking to accept the Offer.
4. Irrevocable undertakings to accept the Offer
Masimo has received irrevocable undertakings to accept the Offer in respect of 92,062,341 LiDCO Shares, representing approximately 37.7 percent of LiDCO’s issued share capital, including LiDCO Directors, other than James Wetrich, who have irrevocably undertaken so to do (or procure to be done) in respect of their own beneficial shareholdings (or the shareholdings they control), amounting, in aggregate, to 3,960,830 LiDCO Shares (representing approximately 1.6 percent of the existing issued share capital of LiDCO). Irrevocable undertakings entered into by certain shareholders, representing irrevocable undertakings over, in aggregate, approximately 17.6 percent of LiDCO’s issued share capital, shall cease to be binding in the event of a competing offer that is 10 percent higher than the Offer Price, unless Masimo increases the Offer such that the consideration per LiDCO Share is equal to or exceeds the competing offer prior to 5.00 pm on the fifth Business Day after the day on which the competing offer is made. Further details are set out in Appendix II of this Announcement.

5. Background to and reasons for recommending the Offer to LiDCO Shareholders
LiDCO has successfully developed market leading technology in the hemodynamic monitoring sector and has combined this with a differentiated Software as a Service model, the High Usage Programme or ‘HUP’, which has the potential to substantially increase the adoption of hemodynamic monitoring and provide greater forward visibility of revenues and cash flows.
LiDCO is the market leader for the provision of advanced hemodynamic monitoring products in the UK and has a growing presence in the US and many other international markets. In the US, which is the world’s largest market for hemodynamic monitoring, LiDCO competes with a much larger global company that has a significant share of the hemodynamic monitoring market. The LiDCO Board is confident of LiDCO’s ability to continue to build market share in the US from a currently low base but believes that this will require considerable further financial investment by LiDCO and take some time to achieve.

Masimo Corporation is a global leader in developing and commercialising patient monitors that improve clinical outcomes and reduce the cost of patient care. It believes that LiDCO’s continuous cardiac output (“CCO”) technology will complement its existing technologies.
The LiDCO Board recognises that it competes with much larger global companies that hold significant shares of the advanced hemodynamic monitoring market, and that hospital decisions concerning advanced technologies such as CCO are increasingly based upon factors other than performance and cost, such as an interest in integrated solutions which offer a range of innovative measurements in one device to facilitate more informed decision making. Masimo Corporation is a leading developer of many of the innovative measurements required in these types of integrated solutions and it also has an established global distribution capability. The LiDCO Board shares Masimo’s belief that, by adding effective CCO solutions to its product mix, the customer value proposition will be enhanced and LiDCO’s products can achieve greater market penetration through the Masimo Group’s distribution channels. The LiDCO Board therefore believes that the prospects for and speed of adoption of LiDCO’s technology, particularly in the important US market, will be materially enhanced by LiDCO becoming part of the Masimo Group.
The LiDCO Board continues to believe that implementation of LiDCO’s existing strategy as an independent company has the potential to generate significant value for LiDCO Shareholders in the long-term. However, the Board also recognises the challenges faced by LiDCO as a relatively small business competing against significantly larger players. The Offer of 12 pence per LiDCO Share provides certainty to the LiDCO Shareholders enabling them to realise, in cash in the nearterm, the value of their holdings at a significant premium to the price at which LiDCO Shares have traded in the market over the past few years.
6. Information on Masimo Corporation and Masimo
Masimo Corporation (NASDAQ: MASI), is a global medical technology company that develops, manufactures, distributes, and licenses innovative patient monitoring technologies, medical devices, and a wide array of sensors. It was founded in 1989 by Joe Kiani, who still serves as Chairman and Chief Executive, with the mission to improve patient outcomes and reduce the cost of care by taking non-invasive monitoring to new sites and applications.
Over the past three decades, Masimo Corporation has established a track record and reputation for developing innovative technologies that improve patient outcomes. Over this time, the breadth of Masimo Corporation’s solutions has expanded from best-in-class measurements to comprehensive solutions. Over the past decade, a part of its growth strategy has included the acquisition of a limited number of quality companies that were complementary to Masimo Corporation’s long-term strategic plan. Masimo Corporation has invested in their technologies and employees, and each of these acquisitions has been successful.
Masimo Corporation has a market capitalisation of approximately $12 billion and reported revenue of $278 million and net income of $49 million for the quarter ended 26 September 2020. In the year ended 28 December 2019 Masimo Corporation reported revenue of $938 million and net income of $196 million.
Masimo is a private company established by Masimo Corporation as an indirect, wholly owned subsidiary specifically for the purpose of making the Offer. Masimo has been funded for the purposes of the Offer with an intercompany line of credit from Masimo Corporation, details of which are provided in paragraph 11 below.
Masimo does not have any operations or employees and since its date of incorporation it has not traded, paid any dividends or entered into any obligations other than in connection with the Offer and the financing of the Offer.

7. Information on LiDCO
Founded in 1991 and admitted to trading on AIM in July 2001, LiDCO develops, manufactures and sells advanced hemodynamic monitoring devices primarily for critical care and high risk surgical patients. LiDCO’s primary markets are the United Kingdom, the US and certain markets in continental Europe, China and Japan.
LiDCO’s equipment measures crucial physiological parameters such as cardiac output, stroke volume and systematic vascular resistance, monitoring the amount of blood flowing around the body, the requirement for intravenous fluids, and the body’s tissues and organs are adequately oxygenated. In addition, LiDCO’s technology can be used completely non-invasively and in both ventilated and non-ventilated patients.
Revenue is principally generated through the sale of single-use disposables, and/or recurring usage licences into a growing installed base of LiDCO-enabled monitors. In addition LiDCO distributes a number of complementary third-party products.
On 13 October 2020, LiDCO published its unaudited Interim Results for the six months ended 31 July 2020 stating that LiDCO recorded revenues of £6.2 million and an adjusted profit before tax of £1.2 million and that, as at 31 July 2020, LiDCO had cash resources of £3.1 million, total assets of £10.2 million and total liabilities of £3.2 million.
8. Background to and reasons for the Offer and future plans for LiDCO
Masimo Corporation is a global leader in developing and commercialising patient monitors that improve clinical outcomes and reduce the cost of patient care. It is familiar with the minimally invasive hemodynamic market and believes that LiDCO’s continuous cardiac output (”CCO”) technology will complement its existing technologies and offer compelling strategic rationale for the acquisition of LiDCO.
Masimo Corporation recognises that LiDCO competes with much larger global companies that hold significant shares of the advanced hemodynamic monitoring market, and that hospital decisions concerning advanced technologies such as CCO are increasingly based upon factors other than performance and cost, such as an interest in integrated solutions which offer a range of innovative measurements in one device to facilitate more informed decision making. Masimo Corporation is a leading developer of many of the innovative measurements required in these types of integrated solutions and it also has an established global distribution capability, and so believes that by adding effective CCO solutions, it will strengthen its current value proposition and be able to achieve greater market penetration through Masimo Corporation’s existing global distribution channels.
Masimo Corporation believes that as a result of the complementary strategic fit, the prospects for LiDCO’s business and its employees will be enhanced as part of Masimo Corporation’s global operations.

9. Intentions of Masimo Corporation and Masimo with regard to LiDCO’s employees, research and development and locations
Masimo believes that the Offer, if successfully completed, will provide a stable and well capitalised future for LiDCO. Masimo’s intentions in relation to LiDCO are summarised below.

a) Research and development
Masimo intends to maintain LiDCO’s existing research and development focus, including its existing employees and location, and to enhance this focus by leveraging the combined expertise of LiDCO’s CCO technology with Masimo Corporation’s extensive experience and success in product development and commercialisation.
b) Management and employees
Masimo recognises the skills and experience of the existing management and employees of LiDCO and believes they will be an important factor in maximising the opportunities and benefits the acquisition will create for Masimo Corporation.
Masimo does not intend to make any material changes to existing contractual employment rights and terms and conditions of employment (including any employer contributions to the LiDCO auto enrolment pension scheme) of the current management and employees of LiDCO.
Masimo intends to honour the incentivisation arrangements that are currently in place for LiDCO executive directors, management and employees in respect of the current financial year ending 31 January 2021. Masimo has no other proposals regarding incentivisation arrangements for LiDCO directors, management or employees at this time but, following completion of the Offer, Masimo may put in place incentive arrangements in line with Masimo Corporation’s existing policies and practices.
Other than in relation to the Non-Executive directors as described below, Masimo does not intend to change the balance of skills and functions of LiDCO’s management and employees and intends to retain all of LiDCO’s existing management and employees while investing in headcount in line with developing LiDCO’s business both in the UK and internationally.
The Non-Executive directors of LiDCO, being Peter Grant, Philip Cooper and James Wetrich, have agreed to resign with effect from cancellation of the admission to trading of LiDCO Shares on AIM. They will each receive remuneration in line with the termination provisions of their letters of appointment by way of compensation.
c) Locations and fixed assets
Masimo intends to maintain the existing location of LiDCO’s head office, manufacturing facilities and any other places of business, while providing additional manufacturing, regulatory and supply-chain support as required to support the growth of LiDCO’s business.
Masimo has no plans to redeploy any of LiDCO’s fixed assets.
d) Securities trading facilities
Masimo intends to seek the cancellation of the admission of the LiDCO Shares to trading on AIM shortly after the offer becomes, or is declared, unconditional in all respects, subject to Masimo controlling 75 percent or more of the LiDCO Shares.
10. Effects of acceptance of the Offer
Other than described above in paragraph 8 the Offer is not expected to have any impact on the employees, management or future business of Masimo Corporation or Masimo.

11. Financing of the Offer and cash confirmation
In accordance with Rule 24.8 of the Code, Cattaneo, financial adviser to Masimo and Masimo corporation, is satisfied that sufficient financial resources are available to Masimo to enable it to satisfy full acceptance of the Offer.
The maximum cash payment by Masimo, required to satisfy full acceptance of the Offer, including all options that are capable of exercise under the Share Option Schemes, of approximately £31.2 million will be funded entirely out of Masimo Corporation’s cash resources made available to Masimo by way of an intercompany line of credit. There is no requirement for funding from any third party providers of finance to Masimo for the Offer.
12. Share Option Schemes
There were options over 21,041,356 LiDCO Shares outstanding as at 30 October 2020, the latest practicable date prior to the publication of this Announcement. It is expected that, in aggregate, options over 14,840,321 LiDCO Shares are or will be exercisable and in the money based on the rules of the Share Option Schemes and the Offer Price of 12 pence per LiDCO Share.
The Offer will extend to any LiDCO Shares which are issued or unconditionally allotted whilst the Offer remains open for acceptance (or prior to such earlier time and/or date as Masimo may, subject to the Takeover Code, determine) as a result of the exercise of options granted under the Share Option Schemes prior to the date of this Announcement.
The Offer triggers a right for the LiDCO Option Holders to exercise certain options granted under the Share Option Schemes which have not yet vested and to acquire LiDCO Shares. The extent to which such unvested options are exercisable is subject to the rules of the Share Option Schemes, which allow for accelerated vesting in a change of control situation, and the degree to which the target share price conditions established by the remuneration committee of LiDCO have been met. Options granted under the Share Option Schemes which have already vested shall remain exercisable in accordance with their terms.
Appropriate proposals under Rule 15 of the Code will be made in due course to LiDCO Option Holders. The proposals will explain the effect of the Offer on their rights under their outstanding options and the actions they may take in respect of their options.
13. Compulsory acquisition, cancellation of admission to trading on AIM and re-registration
If the Offer becomes or is declared unconditional in all respects, and subject to Masimo then owning 75 percent or more of the LiDCO Shares, Masimo intends to procure the making of an application by LiDCO for the cancellation of the admission to trading of LiDCO Shares on AIM. A notice period of not less than 20 Business Days prior to the cancellation will be given on or after the date on which the Offer becomes or is declared unconditional in all respects.
If Masimo receives valid acceptances under the Offer in respect of, or otherwise acquires, 90 percent or more of the LiDCO Shares by nominal value to which the Offer relates and 90 percent or more of the voting rights carried by LiDCO Shares to which the Offer relates, Masimo intends to exercise its rights pursuant to the provisions of Part 28 of the Companies Act to acquire compulsorily the remaining LiDCO Shares, in respect of which the Offer has not been accepted, on the same terms as the Offer.
It is also intended that, following the Offer becoming or being declared unconditional in all respects and the admission to trading on AIM of LiDCO Shares having been cancelled, LiDCO will be re-registered as a private limited company under the relevant provisions of the Companies Act.

Such cancellation and re-registration would significantly reduce the liquidity and marketability of any LiDCO Shares in respect of which the Offer has not been accepted at that time and their value may be affected as a consequence. Any remaining LiDCO Shareholders (unless their LiDCO Shares are acquired by Masimo pursuant to the provisions of Part 28 of the Companies Act) would become minority shareholders in a majority controlled private limited company and they may therefore be unable to sell their LiDCO Shares. There can be no certainty that LiDCO would pay any dividends or other distributions or that such minority LiDCO Shareholders would again be offered an opportunity to sell their LiDCO Shares on terms which are equivalent to or no less advantageous than those under the Offer.
14. Further terms and conditions of the Offer
The Offer will be subject to the Conditions and further terms set out in Appendix I to this Announcement and to the full terms and conditions to be set out in the Offer Document and, in respect of LiDCO Shares held in certificated form, the Form of Acceptance.
The Offer is governed by English Law and acceptances thereof will be subject to the jurisdiction of the English courts. The Offer will be subject to the applicable requirements of the Code and the Panel.
15. Overseas Shareholders
The availability of the Offer to LiDCO Shareholders who are not resident in the UK may be affected by the laws and/or regulations of their relevant jurisdiction. Therefore, such persons should inform themselves about and observe any applicable legal or regulatory requirements in their jurisdiction. Further details in relation to Overseas Shareholders will be set out in the Offer Document. If you are in any doubt, you should consult your professional adviser in the relevant jurisdiction without delay.
16. Interests in LiDCO Shares
Save for the irrevocable undertakings referred to in paragraph 4 above and described in Appendix II, as of the close of business on 30 October 2020, being the last Business Day before the date of this Announcement:
a) neither Masimo, Masimo Corporation, the Masimo Directors, the Masimo Corporation Directors nor (in the case of the Masimo Directors or the Masimo Corporation Directors) any of their close relatives, related trusts or connected persons, nor any other person acting in concert with Masimo, Masimo Corporation, nor any person with whom Masimo, Masimo Corporation or any person acting in concert with Masimo or Masimo Corporation had an arrangement, was interested in, had any right to subscribe for, or had any short position in relation to, any relevant securities of LiDCO nor had any such person dealt in any relevant securities of LiDCO during the disclosure period;
b) neither LiDCO, nor any of the LiDCO Directors, nor (in the case of the LiDCO Directors) any of their close relatives, related trusts or connected persons nor any persons acting in concert with LiDCO, nor any person with whom LiDCO or any person acting in concert with LiDCO had an arrangement, was interested in, had any right to subscribe for, or had any short position inrelation to, any relevant securities of Masimo, Masimo Corporation and nor had any such person dealt in any relevant securities of Masimo or Masimo Corporation during the disclosure period;
c) neither LiDCO, Masimo, Masimo Corporation nor any person acting in concert with LiDCO, Masimo or Masimo Corporation, had borrowed or lent (including for these purposes any financial collateral arrangements of a kind referred to in Note 4 on Rule 4.6 of the Code) any relevant securities in LiDCO (save for any borrowed shares which have been either on-lent or sold); and

d) save for the irrevocable undertakings referred to in paragraph 4 above and described in Appendix II, there is no arrangement relating to relevant securities in LiDCO which exists between Masimo, Masimo Corporation or any person acting in concert with Masimo or Masimo Corporation and any other person, nor between LiDCO or any person acting in concert with LiDCO and any other person.
17. Offer related arrangements
Masimo Corporation and LiDCO have entered into the following confidentiality agreements:
a) Masimo Corporation and LiDCO Limited (a subsidiary of LiDCO) entered into the Initial Confidentiality Agreement on 17 June 2020, pursuant to which each of Masimo Corporation and LiDCO Limited has undertaken, among other things, to: (i) keep confidential information relating to the other party and not disclose it (other than to certain permitted disclosees) except as required by applicable law; and (ii) use the confidential information for the sole and exclusive purpose of evaluating and considering the Offer. The confidentiality obligations of Masimo Corporation and LiDCO Limited under the Initial Confidentiality Agreement terminate two years after the date of the Initial Confidentiality Agreement; and
b) Masimo Corporation and LiDCO entered into the Confidentiality Agreement on 24
September 2020 pursuant to which Masimo Corporation undertakes, among things, to (i) keep confidential information relating to LiDCO and not disclose it except to: (x) its connected persons, (y) the Panel, and (z) as required to be disclosed by law or the rules of any applicable regulatory, governmental or supervisory organisation; and (ii) use the confidential information for sole purpose of considering, evaluating, advising on or furthering the Offer.
18. Documents available on a website
Copies of the following documents will be made available no later than 12 noon on the Business Day following the date of this Announcement on Masimo Corporation’s website at www.masimo.com/offerdocuments and LiDCO’s website at www.lidcodocuments.com whilst the Offer remains open for acceptance:
• this Announcement;
• the irrevocable undertakings referred to in paragraph 4 above;
• the intercompany line of credit agreement referred to in paragraph 11 above;
• the Initial Confidentiality Agreement and the Confidentiality Agreement referred to in paragraph 17 above; and
• the written consents provided by Cattaneo and Smith Square Partners referred to in paragraph 19 below.
19. General
This Announcement does not constitute an offer or an invitation to purchase any securities. Cattaneo has given and has not withdrawn its written consent to the issue of this Announcement with the references to its name in the form and context in which they appear. Smith Square Partners has given and has not withdrawn its written consent to the issue of this

Announcement with the references to its name in the form and context in which it appears.

Enquiries:
Masimo	Tel: +1 949 297 7366
Rick Fishel (Director)

LiDCO	Tel: +44 20 7749 1500
Peter Grant (Non-Executive Chairman)
Matt Sassone (Chief Executive Officer)
Tim Hall (Chief Financial Officer)

Cattaneo – Financial Adviser to Masimo and Masimo Corporation
Charles Cattaneo	Tel: +44 121 274 2296
Martyn Pilley	Tel: +44 121 274 2297

Smith Square Partners – Financial Adviser to LiDCO	Tel: +44 20 3696 7260
John Craven
Matt Alexander

N+1 Singer – Nominated Adviser and Broker to LiDCO	Tel: +44 20 7496 3600
Aubrey Powell
George Tzimas
Important notice
Cattaneo Corporate Finance Solutions Limited is acting exclusively as financial adviser to Masimo Corporation and Masimo and no one else in connection with the Offer and will not be responsible to any other person other than Masimo Corporation and Masimo for providing the protections afforded to clients of Cattaneo or for providing advice in relation to the Offer or any matter referred to in this Announcement. Neither Cattaneo nor any of its affiliates owes or accepts any duty, liability, responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Cattaneo in connection with the Offer and other matters set out in this Announcement, any statement contained herein or otherwise.
Smith Square Partners LLP, which is authorised and regulated by the FCA in the United Kingdom, is acting exclusively for LiDCO and no one else in connection with the Offer and will not be responsible to anyone other than LiDCO for providing the protections afforded to clients of Smith Square Partners or for providing advice in connection with the Offer or any matter referred to in this Announcement. Neither Smith Square Partners nor any of its affiliates owes or accepts any duty, liability, responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Smith Square Partners in connection with the Offer and other matters set out in this Announcement, any statement contained herein or otherwise.

Nplus1 Singer Advisory LLP (“N+1 Singer”), which is authorised and regulated by the FCA in the United Kingdom, is acting exclusively for LiDCO in the capacity of nominated adviser and broker and for no one else in connection with the Offer and will not be responsible to anyone other than LiDCO for providing the protections afforded to clients of N+1 Singer or for providing advice in connection with the Offer or any matter referred to in this Announcement. Neither N+1 Singer nor any of its affiliates owes or accepts any duty, liability, responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of N+1 Singer in connection with the Offer and other matters set out in this Announcement, any statement contained herein or otherwise.
Further information
THIS ANNOUNCEMENT IS MADE PURSUANT TO RULE 2.7 OF THE CODE AND IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO, AND DOES NOT, CONSTITUTE OR FORM ANY PART OF, AN OFFER TO SELL OR AN INVITATION TO SUBSCRIBE FOR OR PURCHASE ANY SECURITIES OR THE SOLICITATION OF ANY VOTE OR APPROVAL IN ANY JURISDICTION PURSUANT TO THE OFFER OR OTHERWISE, NOR SHALL THERE BE ANY SALE, ISSUANCE OR TRANSFER OF THE SECURITIES REFERRED TO IN THIS ANNOUNCEMENT IN ANY JURISDICTION IN CONTRAVENTION OF APPLICABLE LAW.
The Offer will be subject to the Conditions and to the further terms and conditions to be set out in the Offer Document. The Offer is being made solely through the Offer Document (or any other document by which the Offer is made), which will contain the full terms and conditions of the Offer, including details of how to accept the Offer. Any acceptance in relation to the Offer should be made only on the basis of the information contained in the Offer Document. LiDCO Shareholders are advised to read the Offer Document carefully, once it has been despatched.
This Announcement does not constitute a prospectus or prospectus equivalent document.
If you are in any doubt about the contents of this Announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser duly authorised under the Financial Services and Markets Act 2000 (as amended) if you are resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser.
Overseas jurisdictions
The availability of the Offer to persons who are not resident in the United Kingdom, and the release, publication and distribution of this Announcement in jurisdictions other than the United Kingdom, may be restricted by the laws of those other jurisdictions.
Persons who are not resident in the United Kingdom into whose possession this Announcement comes should inform themselves about and observe any applicable legal or regulatory requirements of their relevant jurisdiction. Failure to comply with any such restrictions may constitute a violation of the securities laws of any such jurisdiction. In particular, the ability of persons who are not resident in the United Kingdom to participate in the Offer may be affected by the laws of the relevant jurisdiction in which they are located.
Any person (including custodians, nominees and trustees) who would, or otherwise intend to, or may have a legal or contractual obligation to, forward this Announcement and/or any related document to any jurisdiction outside the United Kingdom, should inform themselves of, and observe any applicable legal or regulatory requirements of any relevant jurisdiction. If you are in any doubt about your position, you should consult with your legal adviser in the relevant jurisdiction without delay.

This Announcement has been prepared for the purposes of complying with English law, the Code and the AIM Rules and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws and regulations of jurisdictions outside the United Kingdom.
The Offer will be implemented in accordance with applicable English law and will be subject to the applicable requirements of the Code, the Disclosure Guidance and Transparency Rules of the FCA, the Panel and the rules of the London Stock Exchange (including the AIM Rules).
Unless otherwise determined by Masimo or required by the Code, and permitted by applicable law and regulation, the Offer is not being and will not be made, directly or indirectly, in, into or from, and will not be capable of acceptance from or within, the United States or any other Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction.
Accordingly, copies of this Announcement, the Offer Document, the Form of Acceptance and all other accompanying documents relating to the Offer are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from the United States or any other Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in, into or from any Restricted Jurisdiction where to do so would violate the laws in such jurisdictions. All persons receiving this Announcement, the Offer Document, the Form of Acceptance and all other accompanying documents (including, without limitation, custodians, nominees and trustees) should observe these restrictions and any applicable legal or regulatory requirements of their jurisdiction and must not mail or otherwise forward, send, distribute or send them in, into or from any such jurisdictions. To the fullest extent permitted by applicable law, the companies and persons involved in the Offer disclaim any responsibility or liability for the violation of such restrictions by any person.
This document does not constitute an offer of securities for sale in the United States. Neither the SEC nor any US state securities commission has approved or disapproved the Offer, or passed comment upon the adequacy or completeness of this document or the Offer Document. Any representation to the contrary is a criminal offence in the United States.
Further details in relation to Overseas Shareholders will be contained in the Offer Document.
Cautionary note regarding forward-looking statements
This Announcement (including information incorporated by reference in this Announcement), oral statements made regarding the Offer and other information published by Masimo and/or LiDCO contain statements that are or may be forward-looking statements. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the respective management of Masimo and LiDCO about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Actual results may differ materially from those expressed in the forward-looking statements depending on a number of factors, including the satisfaction of the Conditions, future market conditions, the behaviour of other market participants, an adverse change in the economic climate, and the extent to which LiDCO’s business is successfully integrated within Masimo, among others. Many of these risks and uncertainties relate to factors that are beyond the relevant company’s ability to control or estimate precisely, such as future market conditions and the behaviours of other market participants and, therefore, undue reliance should not be placed on such statements.
The forward-looking statements contained in this Announcement include statements relating to the expected effects of the Offer on Masimo and LiDCO, the expected timing and scope of the Offer and other statements other than historical facts. All statements other than statements of historical facts included in this Announcement may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets”, “plans”, “believes”, “expects”, “aims”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “estimates”, “synergy”, 21 “cost-saving”,

“projects”, “goal”, “strategy”, “budget”, “forecast” or “might” or, words or terms of similar substance or the negative thereof, are forward-looking statements. Forward-looking statements include statements relating to the following: (i) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, dividend policy, losses and future prospects; (ii) business and management strategies and the expansion and growth of Masimo’s or LiDCO’s operations and potential synergies resulting from the Offer; and (iii) the effects of government regulation on Masimo’s or LiDCO’s business. These statements are based on assumptions and assessments made by the Masimo Directors, Masimo Corporation Directors and/or the LiDCO Directors (as applicable) in light of their experience and perception of historical trends, current conditions, future developments and other factors they believe appropriate.
Forward-looking statements are not guarantees of future performance. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. Many factors could cause actual results to differ materially from those projected or implied in any forward-looking statements. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this Announcement. Neither Masimo, Masimo Corporation nor LiDCO undertakes any obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except to the extent required by applicable law, the Panel or the Code.
There are several factors which could cause actual results to differ materially from those expressed or implied in forward-looking statements. Among the factors that could cause actual results to differ materially from those described in the forward-looking statements are changes in the global, political, economic, business and competitive environments, market and regulatory forces, future exchange and interest rates, changes in tax rates, and future business combinations or dispositions. No member of the Masimo Group or the LiDCO Group nor any of their respective associates, directors, officers, employees or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this Announcement will actually occur.
Except as expressly provided in this Announcement, no forward-looking or other statements have been reviewed by the auditors of the Masimo Group or the LiDCO Group. All subsequent oral or written forward-looking statements attributable to any member of the Masimo Group or the LiDCO Group, or any of their respective associates, directors, officers, employees or advisers, are expressly qualified in their entirety by the cautionary statement above.
No profit forecasts, quantified financial benefit statements or estimates
No statement in this Announcement is intended, or is to be construed, as a profit forecast, projection, profit estimate or quantified financial benefit statement for any period. No statement in this Announcement should be interpreted to mean that earnings per LiDCO Share for the current or future financial years would necessarily match or exceed the historical published earnings per LiDCO Share.
Dealing and Opening Position Disclosure requirements of the Code
Under Rule 8.3(a) of the Code, any person who is interested in one percent or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th Business Day following the commencement of the Offer Period and, if appropriate, by no later than 3.30 pm (London time) on the 10th Business Day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.
Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in one percent or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the Business Day following the date of the relevant dealing.
If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.
Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).
Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.
Publication of this Announcement
A copy of this Announcement (and any information incorporated by reference in it) will be available free of charge, subject to any applicable restrictions relating to persons resident in Restricted Jurisdictions, on Masimo’s website at www.masimo.com/offerdocuments and LiDCO’s website at www.lidcodocuments.com by no later than 12 noon on 2 November 2020. For the avoidance of doubt, the contents of these websites are not incorporated into and do not form part of this Announcement unless otherwise stated herein. You may request a hard copy of this Announcement, and all future documents, announcements and information in relation to the Offer, by writing to Neville Registrars Limited, Neville House, Steelpark Road, Halesowen, West Midlands B62 8HD or by calling, between 9.00 am and 5.00 pm on Monday to Friday (except UK bank holidays) on 0121 585 1131 (from the UK) or +44 121 585 1131 (if calling from outside the UK). Unless such a request is made, and save as otherwise required by Rule 2.11 of the Code, a hard copy of this Announcement (and any information incorporated by reference in it) will not be sent to any person.
Neither the content of any website referred to in this Announcement nor the content of any website accessible from hyperlinks on such website is incorporated into, or forms part of, this Announcement.
Rule 2.9 information
In accordance with Rule 2.9 of the Code, LiDCO confirms that, as of the date of this Announcement, it has 244,174,908 ordinary shares of 0.5 pence each in issue. LiDCO Shares are currently traded on AIM and LiDCO’s International Securities Identification Number (ISIN) is GB0030546849.
Information relating to LiDCO Shareholders
Please be aware that addresses, electronic addresses and certain other information provided by LiDCO

Shareholders, persons with information rights and other relevant persons for the receipt of communications from LiDCO may be provided to Masimo during the Offer Period as required under Section 4 of Appendix 4 of the Code to comply with Rule 2.11(c) of the Code.
Rounding
Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.
Time
All times shown in this Announcement are London times, unless otherwise stated.

APPENDIX I
CONDITIONS TO, AND CERTAIN FURTHER TERMS OF, THE OFFER
Acceptance Condition
(a) Valid acceptances of the Offer being received (and not, where permitted, withdrawn) by no later than 1.00 pm on the First Closing Date (or such later time(s) and/or date(s) as Masimo may, in accordance with the Code or with the consent of the Panel, decide) in respect of not less than 90 percent (or such lesser percentage as Masimo may decide) (1) in nominal value of the LiDCO Shares to which the Offer relates and; (2) of the voting rights attached to those shares, provided that this Condition will not be satisfied unless Masimo and/or any of its wholly-owned subsidiaries shall have acquired, or agreed to acquire (whether pursuant to the Offer or otherwise), directly or indirectly, LiDCO Shares carrying in aggregate more than 50 percent of the voting rights then normally exercisable at a general meeting of LiDCO, including for this purpose (except to the extent otherwise agreed by the Panel) any such voting rights attaching to LiDCO Shares that are unconditionally allotted or issued before the Offer becomes or is declared unconditional as to acceptances whether pursuant to the exercise of any outstanding subscription or conversion rights or otherwise.
For the purposes of this Condition:
(i) LiDCO Shares which have been unconditionally allotted but not issued shall be deemed to carry the voting rights they will carry upon being entered into the register of members of LiDCO;
(ii) the expression “LiDCO Shares to which the Offer relates” shall be construed in accordance with Chapter 3 of Part 28 of the Companies Act; and
(iii) LiDCO Shares that cease to be held in treasury are LiDCO Shares to which the Offer relates;
Third Party clearances
(b) no central bank, government or governmental, quasi-governmental, supranational, statutory, regulatory, environmental, administrative, fiscal or investigative body, court, trade agency, association, institution, environmental body, employee representative body or any other body or person whatsoever in any jurisdiction (each a “Third Party”) having decided to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference (and, in each case, not having expressly withdrawn the same), or having required any action to be taken or otherwise having done anything or having enacted, made or proposed any statute, regulation, decision, order or change to published practice, or having taken any other steps which would or might reasonably be expected to:
(i) make the Offer, its implementation or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, any member of the Wider LiDCO Group by any member of the Wider Masimo Group void, illegal and/or unenforceable under the laws of any relevant jurisdiction, or otherwise directly or indirectly prevent, prohibit, or materially restrain, restrict, impede, challenge, delay or otherwise interfere with the implementation of, or impose additional material conditions or obligations with respect to, the Offer or the acquisition of any shares or other securities in, or control or management of, any member of the Wider LiDCO Group by any member of the Wider Masimo Group or require amendment of the Offer;
(ii) require, prevent or materially delay the divestiture or materially alter the terms envisaged for such divestiture by any member of the Wider Masimo Group or by any member of the Wider LiDCO Group of all or any part of their businesses, assets or property or impose any limitation on the ability of all or any of them to conduct their businesses (or any part thereof) or to own, control or manage any of their assets or properties (or any part thereof) to an extent which is material in the context of the Wider LiDCO Group taken as a whole;

(iii) impose any material limitation on, or result in a material delay in, the ability of any member of the Wider Masimo Group directly or indirectly to acquire or hold or to exercise effectively all or any rights of ownership in respect of shares or other securities in LiDCO (or any member of the Wider LiDCO Group) or on the ability of any member of the Wider LiDCO Group or any member of the Wider Masimo Group directly or indirectly to hold or exercise effectively any rights of ownership in respect of shares or other securities (or the equivalent) in, or to exercise management control over, any member of the Wider LiDCO Group;
(iv) other than pursuant to the implementation of the Offer, require any member of the Wider Masimo Group or the Wider LiDCO Group to acquire or offer to acquire any shares, other securities (or the equivalent) or interest in any member of the Wider LiDCO Group or any asset owned by any third party;
(v) require, prevent or materially delay a divestiture by any member of the Wider Masimo Group of any shares or other securities (or the equivalent) in any member of the Wider LiDCO Group;
(vi) result in any member of the Wider LiDCO Group ceasing to be able to carry on business under any name under which it presently carries on business to an extent which is material in the context of the Wider LiDCO Group taken as a whole;
(vii) impose any limitation on the ability of any member of the Wider Masimo Group or any member of the Wider LiDCO Group to conduct, integrate or co-ordinate all or any part of their respective businesses with all or any part of the business of any other member of the Wider Masimo Group and/or the Wider LiDCO Group in a manner which is materially adverse to the Wider Masimo Group and/or the Wider LiDCO Group, in either case, taken as a whole; or
(viii) otherwise affect the business, assets, value, profits, prospects or operational performance of any member of the Wider LiDCO Group or any member of the Wider Masimo Group in each case in a manner which is adverse to and material in the context of the Wider LiDCO Group taken as a whole or in the Wider Masimo Group, and all applicable waiting and other time periods (including any extensions thereof) during which any such Third Party could decide to take, institute, implement or threaten any such action, proceeding, suit, investigation, enquiry or reference or take any other step under the laws of any jurisdiction in respect of the Offer or proposed acquisition of any LiDCO Shares or otherwise intervene having expired, lapsed, or been terminated;
(c) no undertakings or assurances being required from Masimo, any member of the Wider Masimo Group or any member of the Wider LiDCO Group by the secretary of state or any other Third Party, except on terms reasonably satisfactory to Masimo and Masimo Corporation;
(d) all material notifications, filings or applications which are deemed by Masimo (acting reasonably) to be necessary or appropriate having been made in connection with the Offer and all necessary waiting and other time periods (including any extensions thereof) under any applicable legislation or regulation of any jurisdiction having expired, lapsed or been terminated (as appropriate) and all material statutory and regulatory obligations in any jurisdiction having been complied with and all Authorisations which are deemed by Masimo to be necessary or appropriate in any jurisdiction for or in respect of the Offer or the proposed acquisition of any shares or other securities in, or control of, LiDCO by any member of the Wider Masimo Group having been obtained in terms and in a form reasonably satisfactory to Masimo and Masimo Corporation from all appropriate Third Parties or (without prejudice to the generality of the foregoing) from any person or bodies with whom any member of the Wider LiDCO Group or the Wider Masimo Group has entered into contractual arrangements and all such Authorisations which are deemed by Masimo to be necessary or appropriate to carry on the business of any member of the Wider LiDCO Group remaining in full force and effect at the time at which the Offer becomes otherwise unconditional in all respects and there being no notice or intimation of an intention to revoke, suspend, restrict, modify or not to renew such Authorisations;

(e) no temporary restraining order, preliminary or permanent injunction, preliminary or permanent enjoinment, or other order threatened or issued and being in effect by a court or other Third Party which has the effect of making the Offer or any acquisition or proposed acquisition of any shares or other securities or control or management of, any member of the Wider LiDCO Group by any member of the Wider Masimo Group, or the implementation of either of them, void, voidable, illegal and/or unenforceable under the laws of any relevant jurisdiction, or otherwise directly or indirectly prohibiting, preventing, restraining, restricting, delaying or otherwise interfering with the consummation or the approval of the Offer or any matter arising from the proposed acquisition of any shares or other securities in, or control or management of, any member of the Wider LiDCO Group by any member of the Wider Masimo Group; and
(f) all material statutory or regulatory obligations in any relevant jurisdiction having been complied with;
Confirmation of absence of adverse circumstances
(g) except as Disclosed, there being no provision of any arrangement, agreement, licence, permit, franchise, lease or other instrument to which any member of the Wider LiDCO Group is a party or by or to which any such member or any of its assets is or may be bound, entitled or be subject or any event or circumstance which, as a consequence of the Offer or the proposed acquisition by any member of the Wider Masimo Group of any shares or other securities in LiDCO or because of a change in the control or management of any member of the Wider LiDCO Group or otherwise, could or might reasonably be expected to result in, in each case to an extent which is material in the context of the Wider LiDCO Group taken as a whole or the Wider Masimo Group taken as a whole:
(i) any monies borrowed by, or any other indebtedness, actual or contingent of, or any grant available to, any member of the Wider LiDCO Group being or becoming repayable, or capable of being declared repayable, immediately or prior to its or their stated maturity date or repayment date, or the ability of any such member to borrow monies or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;
(ii) the rights, liabilities, obligations, interests or business of any member of the Wider LiDCO Group or any member of the Wider Masimo Group under any such arrangement, agreement, licence, permit, lease or instrument or the interests or business of any member of the Wider LiDCO Group or any member of the Wider Masimo Group in or with any other firm or company or body or person (or any agreement or arrangement relating to any such business or interests) being or likely to become terminated or modified or affected or any obligation or liability arising or any adverse action being taken thereunder;
(iii) any member of the Wider LiDCO Group ceasing to be able to carry on business under any name under which it presently carries on business;
(iv) any assets or interests of, or any asset being or falling to be disposed of or charged or any right arising under which any such asset or interest could be required to be disposed of or charged or could cease to be available to any member of the Wider LiDCO Group otherwise than in each case, in the ordinary course of business;
(v) the creation (save in the ordinary and usual course of business) or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of any member of the Wider LiDCO Group or any such mortgage, charge or other security interest (whenever created, arising or having arisen), becoming enforceable;
(vi) the business, assets, value, financial or trading position, profits, prospects or operational performance of any member of the Wider LiDCO Group being prejudiced or adversely affected;

(vii) any liability of any member of the Wider LiDCO Group to make any severance, termination, bonus or other payment to any of its directors or other officers; or
(viii) the creation or acceleration of any liability (actual or contingent) by any member of the Wider LiDCO Group other than trade creditors or other liabilities incurred in the ordinary course of business, and no event having occurred under any provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Wider LiDCO Group is a party or by which any such member or any of its assets may be bound or entitled or subject could result in any of the events or circumstances referred to in sub-paragraphs (i) to (viii) of this Condition;
No material transactions, claims or changes in the conduct of the business of the LiDCO Group
(h) except as Disclosed, no member of the Wider LiDCO Group having since 31 January 2020:
(i) save as between LiDCO and its wholly-owned subsidiaries or between such wholly-owned subsidiaries and save for the issue or transfer out of treasury of LiDCO Shares on the exercise of options granted in the ordinary course under the Share Option Schemes, issued or agreed to issue or authorised or proposed or announced its intention to authorise or propose the issue of additional shares of any class, or securities or securities convertible into, or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares or convertible securities or transferred or sold or agreed to transfer or sell or authorised or proposed the transfer or sale of LiDCO Shares out of treasury;
(ii) recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus issue, dividend or other distribution (whether payable in cash or otherwise) other than to LiDCO or one of its wholly-owned subsidiaries;
(iii) save as between LiDCO and its wholly-owned subsidiaries or between such wholly-owned subsidiaries, merged with or demerged from or acquired any body corporate, partnership or business or acquired or disposed of, or, other than in the ordinary course of business, transferred, mortgaged or charged or created any security interest over, any material assets or any right, title or interest in any material asset (including shares and trade investments) or authorised, proposed or announced any intention to do so;
(iv) save as between LiDCO and its wholly-owned subsidiaries or between such wholly-owned subsidiaries, made, authorised, proposed or announced an intention to propose any change in its loan capital in each case: (a) other than in connection with an ordinary course financing arrangement; and (b) to the extent which is material in the context of the Wider LiDCO Group taken as a whole;
(v) issued, authorised or proposed or announced an intention to authorise or propose the issue of, or made any change in or to the terms of, any debentures or (save in the ordinary course of business and save as between LiDCO and its wholly-owned subsidiaries or between such wholly-owned subsidiaries) incurred or increased any indebtedness or become subject to ny contingent liability to an extent which is material in the context of the Wider LiDCO Group taken as a whole;
(vi) entered into, varied, authorised or proposed entry into or variation of, or announced its intention to enter into or vary, any contract, transaction, arrangement or commitment (whether in respect of capital expenditure or otherwise) (otherwise than in the ordinary course of business) which is of a long term, unusual or onerous nature, or which involves or could reasonably be expected to involve an obligation of a nature or magnitude which is, in any such case, material in the context of the LiDCO Group or in the context of the Offer, or which is or is reasonably likely to be restrictive on the business of any member of the Wider LiDCO Group to an extent which is or is likely to be material to the Wider LiDCO Group taken as a whole or in the context of the Offer;

(vii) entered into any licence or other disposal of intellectual property rights of any member of the Wider LiDCO Group which are material in the context of the Wider LiDCO Group taken as a whole and outside the normal course of business;
(viii) entered into, varied, authorised or proposed entry into or variation of, or announced its intention to enter into or vary the terms of or made any offer (which remains open for acceptance) to enter into or vary the terms of, any contract, commitment, arrangement or any service agreement with any director or senior executive of the Wider LiDCO Group save for salary increases, bonuses or variations of the terms in the ordinary course;
(ix) proposed, agreed to provide or modified the terms of any Share Option Scheme or any other share option scheme, incentive scheme, or other benefit relating to the employment or termination of employment of any employee of the Wider LiDCO Group which, taken as a whole, are material in the context of the Wider LiDCO Group;
(x) except in relation to changes required as a result of legislation or changes to legislation, procured the trustees of the relevant pension scheme, or any such trustees having taken any action since 31 January 2020, to (I) propose, make or agree to any significant change to:
(a) the terms of the trust deeds, rules, policy or other governing documents constituting any pension scheme or other retirement or death benefit arrangement established for the directors, former directors, employees or former employees of any entity in the Wider LiDCO Group or their dependants (a “Relevant Pension Plan”); (b) the basis on which benefits accrue, pensions which are payable or the persons entitled to accrue or be paid benefits, under any Relevant Pension Plan; (c) the basis on which the liabilities of any Relevant Pension Plan are funded or valued; (d) the manner in which the assets of any Relevant Pension Plan are invested; (e) the basis or rate of employer contribution to a Relevant Pension Plan; or (II) enter into or propose to enter into one or more bulk annuity contracts in relation to any Relevant Pension Plan; or (III) carry out any act: (a) which would or could reasonably be expected to lead to the commencement of the winding-up of any Relevant Pension Plan; (b) which would or might create a material debt owed by an employer to any Relevant Pension Plan; (c) which would or might accelerate any obligation on any employer to fund or pay additional contributions to any Relevant Pension Plan; or (d) which would or might give rise directly or indirectly to a liability in respect of a Relevant Pension Plan arising out of the operation of sections 38 to 56 inclusive of the Pensions Act 2004 in relation to the scheme;
(xi) changed the trustee or trustee directors or other fiduciary of any Relevant Pension Plan;
(xii) entered into, implemented or effected, or authorised, proposed or announced its intention to implement or effect, any joint venture, asset or profit sharing arrangement, partnership, composition, assignment, reconstruction, amalgamation, commitment, scheme or other transaction or arrangement (other than the Offer) otherwise than in the ordinary course of business, which is material in the context of the Wider LiDCO Group taken as a whole or in the context of the Offer;
(xiii) purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or, save in respect of the matters mentioned in sub-paragraph (i) above, made any other change to any part of its share capital to an extent which (other than in the case of LiDCO) is material in the context of the Wider LiDCO Group taken as a whole;
(xiv) waived, compromised or settled any claim otherwise than in the ordinary course of business which is material in the context of the Wider LiDCO Group taken as a whole or in the context of the Offer;
(xv) made any material alteration to its articles of association or other constitutional documents;

(xvi) (other than in respect of a member which is dormant and was solvent at the relevant time) taken or proposed any steps, corporate action or had any legal proceedings instituted or threatened against it in relation to the suspension of payments, a moratorium of any indebtedness, its winding-up (voluntary or otherwise), dissolution, reorganisation or for the appointment of any administrator, receiver, manager, administrative receiver, trustee or similar officer of all or any of its assets or revenues or any analogous proceedings in any jurisdiction or appointed any analogous person in any jurisdiction or had any such person appointed;
(xvii) been unable, or admitted in writing that it is unable, to pay its debts or commenced negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its indebtedness, or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;
(xviii) entered into any contract, commitment, agreement or arrangement otherwise than in the ordinary course of business or passed any resolution or made any offer (which remains open for acceptance) with respect to or announced an intention to, or to propose to, effect any of the transactions, matters or events referred to in this condition;
(xix) terminated or varied the terms of any agreement or arrangement between any member of the Wider LiDCO Group and any other person in a manner which would or might be expected to have a material adverse effect on the financial position of the Wider LiDCO Group taken as a whole; or
(xx) having taken (or agreed or proposed to take) any action which requires, or would require, the consent of the Panel or the approval of LiDCO Shareholders in a general meeting in accordance with, or as contemplated by, Rule 21.1 of the Code;
No material adverse change
(i) since 31 January 2020, and except as Disclosed:
(i) there having been no adverse change or deterioration, and no circumstance having arisen which would be expected to result in any adverse change or deterioration, in the business, assets, value, financial or trading position, profits, prospects or operational performance of any member of the Wider LiDCO Group to an extent which is material to the Wider LiDCO Group taken as a whole or in the context of the Offer;
(ii) no litigation, arbitration proceedings, prosecution or other legal proceedings including, without limitation, with regard to intellectual property rights used by the Wider LiDCO Group having been threatened, announced or instituted by or against or remaining outstanding against any member of the Wider LiDCO Group or to which any member of the Wider LiDCO Group is or may become a party (whether as claimant or defendant or otherwise) and no enquiry, review, investigation or enforcement proceedings by, or complaint or reference to, any Third Party against or in respect of any member of the Wider LiDCO Group having been threatened, announced or instituted by or against, or remaining outstanding in respect of, any member of the Wider LiDCO Group which, in any such case, might reasonably be expected to have a material adverse effect on the Wider LiDCO Group taken as a whole or in the context of the Offer;
(iii) no contingent or other liability having arisen, increased or become apparent which might be likely adversely to affect the business, assets, financial or trading position, profits, prospects or operational performance of any member of the Wider LiDCO Group to an extent which is material to the Wider LiDCO Group taken as a whole or in the context of the Offer; and
(iv) no steps having been taken and no omissions having been made which are likely to result in the withdrawal, cancellation, termination or modification of any licence held by any member of the Wider LiDCO Group, which is necessary for the proper carrying on of its business and the withdrawal, cancellation, termination or modification of which is likely to have a material adverse effect on the Wider LiDCO Group taken as a whole or in the context of the Offer;
(j) since 31 January 2020, and except as Disclosed, Masimo not having discovered:
(i) that any financial, business or other information concerning the Wider LiDCO Group publicly announced prior to the date of the Announcement or disclosed to any member of the Wider Masimo Group prior to the date of the Announcement by or on behalf of any member of the Wider LiDCO Group or to any of their advisers is misleading, contains a misrepresentation of fact or omits to state a fact necessary to make that information not misleading to an extent which in any case is material in the context of the Wider LiDCOGroup taken as a whole;
(ii) that any member of the Wider LiDCO Group is subject to any liability, contingent or otherwise which is material in the context of the Wider LiDCO Group taken as a whole; or (iii) any information which affects the import of any information disclosed to Masimo at any time by or on behalf of any member of the Wider LiDCO Group to an extent which is material in the context of the Wider LiDCO Group taken as a whole;
Environmental liabilities
(k) since 31 January 2020, and except as Disclosed, Masimo not having discovered:
(i) any past or present member of the Wider LiDCO Group has not complied in any material respect with all applicable legislation or regulations, notices or other requirements of any jurisdiction or any Third Party or any Authorisations relating to the use, treatment, storage, carriage, disposal, discharge, spillage, release, leak or emission of any waste or hazardous substance or greenhouse gas, or any substance likely to impair the environment (including property) or harm the health of humans, animals or other living organisms or eco-systems or otherwise relating to environmental matters or the health and safety of humans, which non- compliance would be likely to give rise to any material liability including any penalty for non- compliance (whether actual or contingent) on the part of any member of the Wider LiDCO Group, in each case to an extent which is material in the context of the Wider LiDCO Group taken as a whole;
(ii) there has been a disposal, discharge, spillage, accumulation, leak, emission, release or the migration, production, supply, treatment, storage, transport or use of any waste or hazardous substance or greenhouse gas or any substance likely to impair the environment (including any property) or harm human health which (whether or not giving rise to noncompliance with any law or regulation) would be likely to give rise to any material liability (whether actual or contingent) on the part of any member of the Wider LiDCO Group;
(iii) there is or is likely to be any obligation or liability (whether actual or contingent) or requirement to make good, remediate, repair, re-instate or clean up any property, asset currently or previously owned, occupied or made use of by any past or present member of the Wider LiDCO Group (or on its behalf), or in which any such member may have or previously have had or be deemed to have had an interest, or other elements of the environment (including any controlled waters) under any environmental legislation, common law, regulation, notice, circular, Authorisation, other legally binding requirement or order of any Third Party or to contribute to the cost thereof or associated therewith or indemnify any person in relation thereto in any such case to an extent which is material in the context of the Wider LiDCO Group taken as a whole;
(iv) circumstances exist (whether as a result of the Offer or otherwise):
(A) which would be likely to lead to any Third Party instituting; or
(B) whereby any member of the Wider Masimo Group or any present or past member of the Wider LiDCO Group would be likely to be required to institute,

an environmental audit or take any other steps which would in any such case be likely to result in any liability (whether actual or contingent) which is material in the context of the Wider LiDCO Group taken as a whole to improve, modify existing or install new plant, machinery or equipment or carry out changes in the processes currently carried out or make good, remediate, repair, re-instate or clean up any land or other asset currently or previously owned, occupied or made use of by any past or present member of the Wider LiDCO Group (or on its behalf) or by any person for which a member of the Wider LiDCO Group is or has been responsible, or in which any such member may have or previously have had or be deemed to have had an interest; or
(v) circumstances exist whereby a person or class of persons would be likely to have any claim or claims in respect of any product or process of manufacture or materials used therein currently or previously manufactured, sold or carried out by any past or present member of the Wider LiDCO Group which claim or claims would be likely, materially and adversely, to affect the Wider LiDCO Group taken as a whole;
Intellectual Property
(l) no circumstance having arisen or event having occurred in relation to any intellectual property owned or used by any member of the Wider LiDCO Group which would have a material adverse effect on the Wider LiDCO Group taken as a whole or is otherwise material in the context of the Offer, including:
(i) any member of the Wider LiDCO Group losing its title to any intellectual property which is material to its business, or any intellectual property owned by the Wider LiDCO Group which is material to its business being revoked, cancelled or declared invalid;
(ii) any claim being asserted in writing or threatened in writing by any person challenging the ownership of any member of the Wider LiDCO Group to, or the validity or effectiveness of, any of its intellectual property; or
(iii) any agreement regarding the use of any intellectual property licensed to or by any member of the Wider LiDCO Group being terminated or varied;
Anti-corruption and sanctions
(m) since 31 January 2020, and except as Disclosed, Masimo not having discovered that:
(i) any past or present member of the Wider LiDCO Group or any person that performs or has performed services for or on behalf of any such company is or has at any time engaged in any activity, practice or conduct (or omitted to take any action) in contravention of the UK Bribery Act 2010, the US Foreign Corrupt Practices Act of 1977, as amended or any other applicable anti-corruption legislation; or
(ii) any past or present member of the Wider LiDCO Group has engaged in any activity or business with, or made any investments in, or made any payments to any government, entity or individual covered by any of the economic sanctions administered by the United Nations or the European Union (or any of their respective member states) or the United States Office of Foreign Assets Control or any other governmental or supranational body or authority in any jurisdiction;
No criminal property
(n) since 31 January 2020, and except as Disclosed, Masimo not having discovered that any asset of any member of the Wider LiDCO Group constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition).

Waiver and invocation of Conditions
Subject to the requirements of the Panel, Masimo reserves the right in its sole discretion to waive (if capable of waiver) in whole or in part all or any of the Conditions in paragraphs (b) to (n) (inclusive) above.
Conditions (b) to (n) inclusive must be satisfied as of, or (if capable of waiver) waived on or before, midnight on the 21st calendar day after the later of the First Closing Date and the date on which Condition (a) is fulfilled (or, in each case, such later date as the Panel may agree), failing which the Offer will lapse.
Masimo shall be under no obligation to waive (if capable of waiver) or determine to be, or treat as, satisfied, any of Conditions (b) to (n) inclusive by a date earlier than the latest date specified above for the satisfaction thereof notwithstanding that the other Conditions may at such earlier date have been waived or satisfied and that there are, at such earlier date, no circumstances indicating that any of such conditions may not be capable of satisfaction. In any event, all of the Conditions must be satisfied as at, or (if capable of waiver) waived on or before, midnight on the 81st day following the date on which this Announcement is published or such other date as may be agreed with the Panel.
If Masimo is required by the Panel to make an offer for LiDCO Shares under the provisions of Rule 9 of the Code, Masimo may make such alterations to the terms and conditions of the Offer as are necessary to comply with the provisions of that Rule.
Other than in relation to Condition (a), except with the Panel’s consent, Masimo will not invoke a condition so as to cause the Offer not to proceed, to lapse or to be withdrawn unless the Panel determines that the circumstances giving rise to the right to invoke the relevant condition are of material significance to Masimo in the context of the Offer.
Certain Further Terms of the Offer
Masimo reserves the right to elect with the agreement of LiDCO and the consent of the Panel (where necessary), to implement the acquisition of LiDCO by way of a court-approved scheme of arrangement in accordance with Part 26 of the Companies Act. In such event, the acquisition will be implemented on substantially the same terms, subject to appropriate amendments, as those which would apply to the Offer.
Masimo reserves the right to direct that a portion of the LiDCO Shares to be transferred pursuant to acceptances of the Offer be transferred directly to a wholly-owned subsidiary of Masimo Corporation.
The Offer is governed by English law and subject to the jurisdiction of the English courts and to the Conditions and terms set out in this Appendix. The Offer complies with the applicable rules and regulations of the FCA, the London Stock Exchange and the Code.
If any dividend or other distribution is authorised, declared, made or paid in respect of the LiDCO Shares on or after the date of this Announcement and prior to completion of the Offer, Masimo reserves the right to reduce the Offer consideration for each LiDCO Share by the amount of all or part of any such dividend or other distribution, in which case any reference in this Announcement to the consideration payable under the terms of the Offer will be deemed to be a reference to the consideration as so reduced and LiDCO Shareholders will be entitled to receive and retain such dividend or other distribution. If such reduction occurs, notwithstanding the terms on which the LiDCO Shares are expressed to be acquired pursuant to the Offer in this Appendix I, the LiDCO Shares shall be acquired pursuant to the Offer together with all rights now or hereafter attaching hereto including without limitation voting rights and announced the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid, or any other return of capital (whether by reduction of share capital premium account or otherwise) made, on or after the date of this Announcement, but excluding such dividend or distribution.

To the extent that any dividend or other distribution is authorised, declared, made or paid in respect of the LiDCO Shares on or after the date of this Announcement and prior to completion of the Offer and such dividend or other distribution is or shall be: (i) transferred pursuant to the Offer on a basis which entitles Masimo to receive the dividend or distribution and to retain it; or (ii) cancelled, the consideration payable shall not be subject to change in accordance with the preceding paragraph.
The Offer will lapse if there is a Phase 2 CMA reference in respect of the Offer before the later of 1.00 pm on the First Closing Date and the date on which the Offer becomes or is declared unconditional as to acceptances.

APPENDIX II
IRREVOCABLE UNDERTAKINGS
Masimo has received irrevocable undertakings to accept the Offer amounting to 92,062,341 LiDCO Shares, representing 37.7 percent of LiDCO’s issued share capital from the following persons:

1.	LiDCO Directors
	Name	Number of LiDCO Shares	Percentage of current issued share capital of LiDCO
	Peter Grant	944,163	0.39
	Matthew Sassone	250,000	0.10
	Tim Hall	100,000	0.04
	Philip Cooper	2,666,667	1.09
	Total:	3,960,830	1.62

2.	Other LiDCO Shareholders
	Name	Number of LiDCO Shares	Percentage of current issued share capital of LiDCO
	Mr P Brewer	15,025,000	6.15
	Mr P Brewer	2,500,000	1.02
	Eiffel Investment Group	19,293,816	7.9
	Mr J Ede-Golightly	13,215,000	5.41
	Mr R Greenshields	8,899,550	3.64
	Herald Investment Management	16,666,667	6.83
	Dr T O’Brien	5,479,628	2.24
	Vermeer Partners	7,021,850	2.88
	Total:	88,101,511	36.07
The irrevocable undertakings shall lapse and cease to have any effect:
(1)     if Masimo has not announced a firm intention to make the Offer today or by such later time and/or date as LiDCO and Masimo may agree;
(2)     if the Offer Document has not been posted within 28 days of the issue of the Announcement (or within such longer period as Masimo, with the consent of the Panel, determines), provided that if Masimo elects to exercise its right to implement the Offer by way of a Scheme of Arrangement the time period in this paragraph (2) is deemed to refer to within 28 days of the issue of the press announcement announcing the change in structure (or such other date as the Panel may require); or
(3)     on the earlier of 31 December 2020 and the date on which the Offer is withdrawn or lapses in accordance with its terms, or fails to be sanctioned by the court and/or approved by a general meeting of LiDCO, in the case of a Scheme of Arrangement, save (i) where the Offer is withdrawn or lapses solely as a result of Masimo exercising its right to implement the Offer by way of a Scheme of Arrangement; or (ii) if a new, revised or replacement takeover offer (within the meaning of section 974 of the CA 2006) or Scheme of Arrangement is or has been announced by Masimo, in accordance with Rule 2.7 of the Code, within 10 business days after any such lapse or renewal, the irrevocable undertakings shall continue to apply in respect of such offer or scheme).
The irrevocable undertakings entered into by Eiffel Investment Group, Herald Investment Management and Vermeer Partners shall cease to be binding in the event of a competing offer that is 10 percent higher than the Offer Price, unless Masimo increases the Offer such that the consideration per LiDCO Share is equal to or exceeds the competing offer prior to 5.00 pm on the fifth Business Day after the day on which the competing offer is made. The terms of the other irrevocable undertakings set out in this Appendix II shall continue to be binding in the event a higher competing offer is made for LiDCO.

APPENDIX III
SOURCES AND BASES
In this Announcement, unless otherwise stated or the context otherwise requires, the following sources and bases have been used:
1) As at close of business on 30 October 2020 (being the last Business Day prior to the publication of this Announcement), there were 244,174,908 LiDCO Shares in issue.
2) The fully diluted share capital of LiDCO is based upon: (i) the 244,174,908 LiDCO Shares in issue; and (ii) the 14,840,321 in-the-money options outstanding under the Share Option Schemes; in each case as at 30 October 2020 (being the last Business Day prior to the date of this Announcement).
3) The value of the fully diluted share capital is based on the Offer Price and the fully diluted share capital as set out in paragraph 2 above.
4) The value attributed to the maximum cash payment by Masimo required to satisfy full acceptance of the Offer is based upon the Offer Price and 260,335,844 LiDCO Shares being made up of:
i) 244,174,908 LiDCO Shares in issue;
ii) 14,840,321 in-the-money options outstanding which are or would become exercisable under the Share Option Schemes; and
iii) 1,320,615 out-of-the-money already vested and exercisable options outstanding under the Share Option Schemes, in each case as at 30 October 2020 (being the last Business Day prior to the date of this document).
5) The implied enterprise value is based upon the Offer Price and the fully diluted share capital as set out in section 2 above, less the implied cash effect of exercising in-the-money options at the Offer Price and less LiDCO’s net cash as at 31 July 2020 (on a pre-IFRS 16 basis) as set out in LiDCO’s unaudited interim results dated 13 October 2020.
6) The implied multiples of sales are based upon the implied enterprise value as set out in section 5 above and, respectively, the revenue for the twelve months ended 31 July 2020 as calculable from LiDCO’s unaudited interim results as published on 13 October 2020 and the revenue for the 12 months ended 31 January 2020 as set out in LiDCO’s annual report and accounts dated 20 April 2020.
7) Closing Prices of LiDCO Shares have been obtained from the Daily Official List where they relate to an individual date, or from Fidessa in the case of the average Closing Price for the twelve months ended 30 October 2020 (being the last Business Day prior to the date of this Announcement).
8) All information relating to Masimo has been provided by persons duly authorised by the Masimo Board.
9) All information relating to Masimo Corporation has been extracted from published sources without material adjustment and/or provided by persons duly authorised by Masimo Corporation.
10) All financial information relating to the LiDCO Group has been extracted or derived (without 37 material adjustment) from LiDCO’s audited financial statements for the financial year ended 31January 2020 prepared in accordance with IFRS and the unaudited interim results for the six months ended 31 July 2020.
11) All information relating to the LiDCO Group has been extracted from published sources (including the above mentioned financial information) and has been extracted without material adjustment from such sources and/or provided by persons duly authorised by LiDCO.

12) Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

APPENDIX IV
DEFINITIONS
The following definitions apply throughout this Announcement unless the context requires otherwise:

Acceptance Condition	the Condition as to acceptances set out in paragraph 1(a) of Appendix I to this Announcement

AIM	the market of that name operated by the London Stock Exchange

AIM Rule	the AIM Rules for Companies as published by the London Stock Exchange from time to time

Announcement	this announcement made in accordance with Rule 2.7 of the Code dated 2 November 2020

Authorisations	authorisations, orders, grants, recognitions, confirmations, consents, licences, clearances, certificates, permissions or approvals

Board	as the context requires, the board of directors of LiDCO or the board of directors of Masimo and the terms “LiDCO Board” and “Masimo Board” shall be construed accordingly

Business Day	a day (excluding Saturdays, Sundays and UK public holidays) on which banks are generally open for business in the City of London

Cattaneo	Cattaneo Corporate Finance Solutions Limited, financial adviser to Masimo Corporation and Masimo

certificated or in certificated form	a LiDCO Share which is not in uncertificated form (that is, not in CREST)

Closing Price	the middle market price of a LiDCO Share at the close of business on the day to which such price relates, as derived from the Daily Official List

CMA	the Competition and Markets Authority of the United Kingdom

Code or City Code	The City Code on Takeovers and Mergers

Companies Act	the Companies Act 2006, as amended

Conditions	the conditions to the implementation of the Offer as set out in Appendix I of this Announcement

Confidentiality Agreement	the confidentiality agreement entered into between LiDCO and Masimo Corporation on 24 September 2020

Connected Person	has the meaning given to that expression in section 1122 of the Corporation Tax Act 2010

Dealing Disclosure	has the same meaning as in Rule 8 of the Code

Disclosed	the information disclosed by, or on behalf of, LiDCO: (i) in the annual report and accounts of LiDCO for the financial year ended 31 January 2020 or in the interim results of LiDCO for the six months ended 31 July 2020; (ii) in any other announcement to a Regulatory Information Service by, or on behalf of, LiDCO prior to the publication of the Announcement; (iii) as otherwise fairly disclosed to Masimo Corporation (or its respective officers, employees, agents or advisers) prior to the Announcement Date; or (iv) in this Announcement

dollar, $ or cent	the lawful currency of the United States

FCA	the United Kingdom Financial Conduct Authority in its capacity as the competent authority for the purposes of Part VI of FSMA

First Closing Date	the date which falls 21 days after the date of posting of the Offer Document

Form of Acceptance	in relation to LiDCO Shares, the form of acceptance and authority relating to the Offer which will accompany the Offer Document for use by LiDCO Shareholders with shares in certificated form in connection with the Offer

FSMA	the Financial Services and Markets Act 2000, including any statutory modification or re-enactment thereof for the time being in force

holder	a registered holder and includes any person(s) entitled by transmission

Initial Confidentiality Agreement	the mutual confidentiality agreement entered into between Masimo Corporation and LiDCO Limited (a subsidiary of LiDCO) on 17 June 2020

LiDCO	LiDCO Group Plc, a company incorporated in England and (company number 02659005), whose registered office is Unit D4,Wales Mowlem Trading Estate, Leeside Road, London N17 0QJ United Kingdom

LiDCO Directors	the directors of LiDCO, being Peter Grant, Matthew Sassone, Tim Hall, Philip Cooper and James Wetrich or, where the context so requires, the directors of LiDCO from time to time, and “LiDCO Director” shall mean any one of them
LiDCO Group	LiDCO and its subsidiary undertakings

LiDCO Option Holders	holders of options under the Share Option Schemes

LiDCO Share Option Plan 2008	the LiDCO Group Plc Enterprise Management Incentive Scheme, as amended by a remuneration committee resolution dated 25 June 2008

LiDCO Share Option Plan 2013	the LiDCO Group Plc Share Option Plan 2013 (formerly called LiDCO Group Plc Enterprise Management Incentive Plan 2013) adopted by the LiDCO Board by resolution dated 9 May 2013, as amended by resolutions of the LiDCO Board dated 9 April 2014, 12 June 2015, 22 March 2017,1 September 2017, and 30 October 2020

LiDCO Shareholders or Shareholders	holders of LiDCO Shares from time to time

LiDCO Shares	the existing unconditionally allotted or issued and fully paid (or credited as fully paid) ordinary shares of 0.5 pence each in the capital of LiDCO and any further such ordinary shares which are unconditionally allotted or issued and fully paid (or credited as fully paid) while the Offer remains open for acceptance or before such earlier date as Masimo (subject to the Code) may determine, not, unless the Panel so which the Offer is declared unconditional as to acceptances or, if permits, being earlier than the date on which the Offer is declared unconditional as to acceptances or, if later, the First Closing Date

London Stock Exchange	London Stock Exchange plc

Masimo	Masimo LHC Limited, a private limited company incorporated in England and Wales with registered number 12941519

Masimo Corporation	Masimo Corporation, a corporation registered in the state of Delaware, United States

NASDAQ	the National Association of Securities Dealers Automated Quotations exchange

Masimo Corporation Directors	the directors of Masimo Corporation being Joe Kiani, H Michael Cohen, Thomas Harkin, Adam Mikkelson, Craig Reynolds and Julie Shimer or, where the context so requires, the directors of Masimo Corporation from time to time, and “Masimo Corporation Director” shall mean any one of them

Masimo Directors	the directors of Masimo, being Joe Kiani, Micah Young and Rick Fishel or, where the context so requires, the directors of Masimo from time to time, and “Masimo Director” shall mean any one of them

Masimo Group	Masimo Corporation and all of its direct and indirect subsidiaries (including Masimo) to include, where the context requires, each one of them

Offer	the recommended cash offer to be made by Masimo to acquire all of the LiDCO Shares on the terms and subject to the Conditions set out in this Announcement and to the full terms and conditions Shares held in certificated form, in the Form of Acceptance, including where the context so permits or requires, any subsequent revision, variation, extension or renewal thereof

Offer Document	the document to be sent to LiDCO Shareholders which will contain, amongst other things, the terms and conditions of the Offer

Offer Period	the period starting on (and including) 2 November 2020 and ending on whichever of the following dates shall be the latest: (i) 1.00 pm on the First Closing Date; (ii) the date on which the Offer lapses; and (iii) the date on which the Offer becomes or is declared unconditional as to acceptances

Offer Price	12 pence per LiDCO Share

Opening Position Disclosure	has the same meaning as in Rule 8 of the Code
Overseas Shareholder	Shareholders who are resident in or citizens of a jurisdiction outside the United Kingdom

Panel	the Panel on Takeovers and Mergers

Phase 2 CMA	a reference of the Offer to the Chair of the Competition and Markets Authority for the constitution of a group under Schedule 4 to the Enterprise and Regulatory Reform Act 2013

pound, £ or pence	the lawful currency of the United Kingdom

Regulatory Information Service	a Regulatory Information Service approved by the FCA and is on the list of Regulatory Information Services maintained by the FCA

Restricted Jurisdiction	each of the United States, Canada, Australia and Japan and any other jurisdiction where local laws or regulations may result in significant risk of civil, regulatory or criminal exposure if information concerning the Offer is sent or made available to LiDCO Shareholders in that jurisdiction

Share Option Schemes	the LiDCO Share Option Plan 2013 and the LiDCO Share Option Plan 2008

Smith Square Partners	Smith Square Partners LLP, the independent Rule 3 adviser to LiDCO

subsidiary, subsidiary	shall be construed in accordance with the Companies Act
undertaking, parent
undertaking, associated
undertaking and undertaking
Third Party	any central bank, government or governmental, quasi-governmental, supranational, statutory, regulatory, administrative, fiscal, or investigative body, authority (including any national anti-trust or merger control authority), court, trade agency, association, institution or professional or environmental body, employee representative body or other person or body
whatsoever in any relevant jurisdiction
United Kingdom or UK	the United Kingdom of Great Britain and Northern Ireland;

United States or US	the United States of America, its territories and possessions, any state of the United States of America, the District of Columbia and all other areas subject to its jurisdiction and any political subdivision thereof

Wider LiDCO Group LiDCO and	LiDCO and associated undertakings and any other body corporate, partnership, joint venture or person in which LiDCO and such undertakings (aggregating their interests) have a significant interest

Wider Masimo Group	Masimo Corporation and associated undertakings and any other body corporate, partnership, joint venture or person in which Masimo Corporation and such undertakings (aggregating their interests) have a significant interest